Exhibit 99.3
Supplemental Data for Earnings Conference Call October 24, 2007

Held for Sale Residential Real Estate and Home Equity Loan Type Carrying Value (in millions) Agency eligible mortgages $6,730 Non-agency first lien, sale pending 1,402 Other non-agency first liens 769 Sub-total firsts 8,901 Second liens, sale pending 1,122 Other second liens 358 HELOCs, sale pending 1,032 Other HELOCs 45 Sub-total seconds 2,557 Total Held for Sale $11,458 As of September 30, 2007

Loan Portfolio - September 30, 2007

Commercial Real Estate (including construction) Commercial Real Estate Loans As of September 30, 2007 ($ in millions) 4

Loans Secured by Residential Real Estate As of September 30, 2007

Retail Bank Home Equity $10.3 Billion - Lines of Credit $10.3 Billion - Lines of Credit $10.3 Billion - Lines of Credit $10.3 Billion - Lines of Credit LTV ^ 80% LTV 81 - 90% LTV > 90% FICO > 730 26% 20% 7% FICO > 680 FICO ^ 729 12% 13% 6% FICO < 680 8% 6% 2% $5.2 Billion - Loans $5.2 Billion - Loans $5.2 Billion - Loans $5.2 Billion - Loans LTV ^ 80% LTV 81 - 90% LTV > 90% FICO > 730 29% 10% 7% FICO > 680 FICO ^ 729 16% 9% 7% FICO < 680 12% 7% 3% $ in millions 3Q07 2Q07 1Q07 4Q06 3Q06 Net C/O - $ $9 $6 $11 $11 $8 Net C/O - % .23% .17% .32% .32% .24% 90 Days+ Past Due - $ $28 $21 $17 $19 $14 90 Days+ Past Due - % .18% .15% .12% .14% .10% As of September 30, 2007 $5.2B First lien position $10.3B Second lien position $15.5B, originated through Branch Network:

Residential Construction Total Portfolio: $3.1 billion $ in millions $ % of total Florida - Investor 332 11% Florida - All other 470 15% California 593 19% Washington 272 9% Arizona 193 6% Illinois 183 6% All Other States 1,087 34% Total $3,130 100% As of September 30, 2007 $2.7B primary/second homes - 2.2% 90+ days delinquent $.4B investor properties - 4.9% 90+ days delinquent

Non-Prime Runoff Portfolio Non-prime First Lien Mortgage - $4.9 Billion Non-prime First Lien Mortgage - $4.9 Billion Non-prime First Lien Mortgage - $4.9 Billion Non-prime First Lien Mortgage - $4.9 Billion LTV ^ 80% LTV 81 - 90% LTV > 90% FICO > 660 34% 4% 0% FICO > 620 FICO ^ 659 14% 2% 0% FICO < 620 40% 6% 0% Non-prime Second Lien Mortgage - $1.7 Billion Non-prime Second Lien Mortgage - $1.7 Billion Non-prime Second Lien Mortgage - $1.7 Billion Non-prime Second Lien Mortgage - $1.7 Billion LTV ^ 80% LTV 81 - 90% LTV > 90% FICO > 660 0% 1% 40% FICO > 620 FICO ^ 659 0% 0% 18% FICO < 620 0% 1% 39% $ in millions 3Q07 2Q07 1Q07 4Q06 3Q06 Net C/O - $ First Lien $6 $6 $6 $17 $40 Net C/O - $ Second Lien $17 $19 $47 $17 $40 Net C/O - % 1.33% 1.31% 2.89% .84% 1.15% 90 Days+ Past Due - $ $734 $619 $642 $566 $500 90 Days+ Past Due - % 11% 8% 8% 8% 6% As of September 30, 2007 Total Non-prime portfolio: $6.6B

National Home Equity Runoff Portfolio National Home Equity - $7.2 Billion Lines of Credit National Home Equity - $7.2 Billion Lines of Credit National Home Equity - $7.2 Billion Lines of Credit National Home Equity - $7.2 Billion Lines of Credit LTV ^ 80% LTV 81 - 90% LTV > 90% FICO > 730 16% 23% 8% FICO > 680 FICO ^ 729 11% 21% 7% FICO < 680 5% 8% 1% National Home Equity - $3.5 Billion Loans National Home Equity - $3.5 Billion Loans National Home Equity - $3.5 Billion Loans National Home Equity - $3.5 Billion Loans LTV ^ 80% LTV 81 - 90% LTV > 90% FICO > 730 7% 19% 16% FICO > 680 FICO ^ 729 5% 19% 15% FICO < 680 2% 10% 6% $ in millions 3Q07 2Q07 1Q07 4Q06 3Q06 Net C/O - $ $28 $9 $11 $13 $10 Net C/O - % 1.0% .57% .65% .71% .49% 90 Days+ Past Due - $ $44 $15 $22 $20 $13 90 Days+ Past Due - % .41% .24% .33% .27% .16% As of September 30, 2007 Total National Home Equity Portfolio: $10.7B

3Q Provision Expense